UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2013 (July 24, 2013)

Universal Capital Management, Inc.
(Exact name of registrant as specified in its charter)

Delaware	00-51132	20-1568059
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2601 Annand Drive, Suite 16, Wilmington, DE	19808
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 998-8824

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

On August 22, 2012 Universal Capital Management, Inc. (“Universal”) entered into a Memorandum of Understanding (the “MOU”) with New Bastion Development, Inc., a Florida corporation (“New Bastion”) to document the business terms of the deal between the parties to enter into a joint development relationship for the construction of a nitrogen fertilizer plant capable of producing approximately 4,000 MT of granulated urea on a daily basis (the “Project”).  The Project will be completed by New Bastion Regeneration, a Florida corporation (“NBR”), a New Bastion subsidiary company that was formed by New Bastion for the sole purpose of completing the Project.

Pursuant to the terms of the MOU: (i) Universal agreed to purchase from New Bastion 100,000 issued and outstanding shares of NBR held by New Bastion, representing approximately 12.7% of the outstanding shares of NBR in exchange for 5,000,000 newly issued restricted shares of Universal issued upon the execution of the MOU and $500,000 pursuant to the following schedule: $100,000 within 15 days of execution of the MOU; and $400,000 within 60 days of execution of the MOU; (ii) Universal received an option to purchase up to 240,000 additional shares of NBR  currently owned by New Bastion, which will represent a total ownership of approximately 43% of NBR owned by Universal for an additional $4.8M under terms to be mutually negotiated, assuming no additional shares of NBR are issued; (iii) Universal issued 20,000,000 shares of its restricted common stock to New Bastion for delivery as follows: 5,000,000 shares delivered upon the execution of the MOU, as described in item (i) above, and 15,000,000 shares to be held (and voted by Universal) and distributed in accordance with a mutually accepted schedule developed relative to the exercise of option described in item (ii) above.   The foregoing description of the terms and conditions of the MOU and the transactions contemplated thereunder is not complete and is qualified in its entirety by reference to the full text of the MOU, which is attached hereto as Exhibit 10.1.

In connection with the MOU, on July 24, 2013, Universal and New Bastion entered into a formal agreement (“Formal Agreement”), the material terms of which are as follows: (i) New Bastion will transfer to Universal 50,000 shares of common stock of NBR owned by New Bastion (the “NBR Shares”).  Certificates representing the NBR Shares will be delivered to Universal at, or shortly after, the date of execution of the Formal Agreement.  At the time of the Formal Agreement, the 50,000 NBR Shares represent 5.62% of the outstanding shares of NBR common stock; and (ii) New Bastion will be entitled to keep the $312,000 previously paid by Universal to New Bastion as payment for shares of NBR. The foregoing description of the terms and conditions of the Formal Agreement and the transactions contemplated thereunder is not complete and is qualified in its entirety by reference to the full text of the Formal Agreement, which is attached hereto as Exhibit 10.2.

NBR’s outstanding capitalization consists of 890,000 shares of common stock, and an option held by an entity to purchase 100,000 shares of the common stock of NBR for $10,000,000 on or before October 8, 2013.

Universal’s outstanding capitalization was reduced due to the cancellation of the 5,000,000 shares to be issued to New Bastion under the MOU and the 15,000,000 shares to be held (and voted by Universal) in connection with the exercise of option described in the MOU. Universal’s outstanding capitalization now consists of 23,187,426 shares of common stock.

Item 2.01

Completion of Acquisition or Disposition of Assets

The information contained in Item 1.01 above is incorporated by reference herein.

Item 9.01

Financial Statements and Exhibits

Exhibit No.

Description

10.1

Memorandum of Understanding dated August 22, 2012 (incorporated by reference to the registrant’s Form 8-K filed on August 22, 2012)

10.2

Agreement dated July 24, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL CAPITAL MANAGEMENT, INC.

By: /s/Michael D. Queen

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   Michael D. Queen, CEO

Dated: July 29, 2013